UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
____________________________________________

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Meta Platforms, Inc.
(Name of Registrant as Specified In Its Charter)

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1601 Willow Road
Menlo Park, California 94025

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT BY HOLDERS OF
A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF META PLATFORMS, INC.
To Our Shareholders:
The enclosed information statement (the “Information Statement”) is being distributed to the holders of record, as of the close of business on December 12, 2022 (the “Record Date”), of the Class A common stock and the Class B common stock of Meta Platforms, Inc. (the “Company” or “Meta”).
The purpose of the Information Statement is to inform you of action taken by holders of a majority of the voting power of the outstanding shares of capital stock of the Company to approve an amendment to the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), to increase the number of shares of the Company’s Class A common stock available for grant and issuance under the 2012 Plan by 425,000,000 shares, effective as of March 1, 2023 (the “Plan Amendment”). On December 12, 2022, the Consenting Shareholders (as defined below) delivered to the Company a written consent (the “Written Consent”) to approve the Plan Amendment.
The “Consenting Shareholders” are, collectively, The Mark Zuckerberg Trust dated July 7, 2006; Chan Zuckerberg Initiative Foundation; and CZI Holdings, LLC. As of the close of business on the Record Date, the Consenting Shareholders together owned 599,306 shares of the Company’s Class A common stock and 349,745,790 shares of the Company’s Class B common stock, respectively, representing approximately 59% of the voting power of the outstanding shares of capital stock of the Company, on a combined basis.
The 2012 Plan and the Plan Amendment are attached as Appendix A-1 and Appendix A-2 to this Information Statement, respectively. The Board of Directors of the Company (the “Board”) unanimously approved and recommended the Plan Amendment for approval by the Company’s shareholders, and the Consenting Shareholders approved the Plan Amendment, in each case, pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Company's Amended and Restated Certificate of Incorporation (the “Charter”), and the Company’s Amended and Restated Bylaws (the “Bylaws”). The Written Consent constitutes the only shareholder approval required to approve the Plan Amendment under the DGCL, the Charter, and the Bylaws. The Board is not soliciting your proxy or consent in connection with the Plan Amendment and no proxies or consents are being requested from shareholders.
The purpose of this notice and the accompanying Information Statement is to (1) inform the Company’s shareholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) provide the notice required under Section 228(e) of the DGCL. In accordance with Rule 14c-2 and Rule 14a-16 of the Exchange Act, the Plan Amendment will become effective no earlier than the 40th calendar day after the Notice of Internet Availability of Information Statement (the “Notice”) is first made available to our shareholders. The Notice is being distributed and made available on or about [●], 2022.
THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT: THE INFORMATION STATEMENT IS AVAILABLE AT www.materialnotice.com.
Katherine R. Kelly
Vice President, Deputy General Counsel and Secretary

INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
PURPOSE OF INFORMATION STATEMENT
This Information Statement advises shareholders of Meta Platforms, Inc. (the “Company,” “Meta,” “we,” “us,” or “our”) of action taken by holders of a majority of the voting power of the outstanding shares of capital stock of the Company to amend the 2012 Equity Incentive Plan (the “2012 Plan”), to increase the number of shares of the Company’s Class A common stock available for grant and issuance under the 2012 Plan by 425,000,000 shares (the “Plan Amendment”). On December 8, 2022, the Board of Directors of the Company (the “Board”) unanimously approved and recommended the Plan Amendment for approval by the Company’s shareholders. The record date for the shareholder approval is December 12, 2022 (the “Record Date”). On December 12, 2022, the Consenting Shareholders (as defined below) delivered to the Company a written consent (the “Written Consent”) approving the Plan Amendment. The “Consenting Shareholders” are, collectively, The Mark Zuckerberg Trust dated July 7, 2006; Chan Zuckerberg Initiative Foundation; and CZI Holdings, LLC. The 2012 Plan and the Plan Amendment are attached as Appendix A-1 and Appendix A-2 to this Information Statement, respectively.
The Information Statement is being furnished only to (1) inform the Company’s shareholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, and (2) provide the notice required under Section 228(e) of the Delaware General Corporation Law (“DGCL”). The Plan Amendment will become effective no earlier than the 40th calendar day after the Information Statement is first distributed and made available to our shareholders. The Information Statement is being distributed and made available on or about [●], 2022.
VOTES REQUIRED
Pursuant to the Company’s Amended and Restated Certificate of Incorporation, holders of the Company’s Class A common stock are entitled to one vote per share of Class A common stock and holders of the Company’s Class B common stock are entitled to ten votes per share of Class B common stock.
Section 228 of the DGCL and Article I, Section 1.10 of the Company’s Amended and Restated Bylaws (the “Bylaws”) provide that shareholders of the Company may act by written consent without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions to be taken, are signed by shareholders holding a number of outstanding shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Article I, Section 1.7 of the Bylaws, every matter other than the election of directors, including the Plan Amendment, is decided by the affirmative vote of a majority of the votes properly cast for or against such matter.
As of the close of business on the Record Date, 2,255,320,542 shares of the Company’s Class A common stock and 366,876,470 shares of the Company’s Class B common stock were outstanding. As of the close of business on the Record Date, the Consenting Shareholders together owned 599,306 shares of the Company’s Class A common stock and 349,745,790 shares of the Company’s Class B common stock, representing approximately 59% of the voting power of the outstanding shares of capital stock of the Company, on a combined basis. All of the shares of capital stock of the Company held by the Consenting Shareholders are beneficially owned by Mark Zuckerberg. Mr. Zuckerberg is the Company’s Chairman of the Board, Chief Executive Officer, and controlling shareholder.
On December 12, 2022, the Company received the Written Consent from the Consenting Shareholders approving the Plan Amendment. Receipt of the Written Consent from the Consenting Shareholders representing a majority of the voting power of the outstanding shares of capital stock of the Company, on a combined basis, satisfies the requirements of Article I, Section 1.7 of the Bylaws.

PLAN AMENDMENT
Overview of Action
The Board and the holders of a majority of the voting power of the outstanding shares of capital stock of the Company have approved the Plan Amendment to increase the number of shares of our Class A common stock (“Shares”) reserved for issuance under the 2012 Plan by 425,000,000 Shares, effective as of March 1, 2023.
Meta seeks to offer competitive compensation to attract and retain the best people. Meta employees’ total compensation package generally includes market-competitive salary, bonuses or sales incentives, and equity offered in the form of Restricted Stock Units (“RSUs”) at the time of hire and through annual RSU grants. The Company’s broad-based use of equity has been a key facet of our people practices and enables our employees to be owners of the Company and committed to our long-term success. Currently, nearly all full-time employees are awarded Meta stock.
Meta’s stock price is a key determinant of the number of shares that the Company needs available for grant under the 2012 Plan to maintain our ability to grant new awards and encourage long-term retention and performance of our employees. In light of recent stock price levels and our ongoing equity compensation needs, the Board and the Consenting Shareholders approved the Plan Amendment to enable Meta to continue our practice of granting equity as a meaningful portion of employee compensation. We believe the Plan Amendment is a key element of the Board and management team’s strategy to align our employees’ interests with those of shareholders and motivate employees to help drive long-term growth and stockholder value. We also believe that this authorization will allow the Company to adequately manage its equity grant requirements and compensation planning for the next two to three years, although the exact timing is uncertain and dependent on a variety of factors, including our stock price levels.
Background of the 2012 Plan
The 2012 Plan was adopted by the Board in January 2012, approved by our shareholders in April 2012, and became effective in May 2012 in connection with our initial public offering. The 2012 Plan was amended and restated on June 20, 2016 and further amended on February 13, 2018. The 2012 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors, and advisors in the form of RSUs, stock options, restricted stock awards (“RSAs”), stock bonuses, stock appreciation rights (“SARs”) and performance shares (each, an award).
Summary of the 2012 Plan
The principal terms of the 2012 Plan, as amended by the Plan Amendment, are summarized below. This summary is not a complete description of the 2012 Plan, and it is qualified in its entirety by reference to the complete text of the 2012 Plan document. The 2012 Plan and the Plan Amendment are attached as Appendix A-1 and Appendix A-2 to this Information Statement, respectively.
Shares Available for Issuance
We adopted the 2012 Plan, which became effective in May 2012, as the successor to our 2005 Stock Plan. We initially reserved 25,000,000 Shares to be issued under the 2012 Plan (plus certain other Shares related to awards which are forfeited, repurchased or used to satisfy the exercise price or tax withholding on an award). The number of Shares reserved for grant and issuance under the 2012 Plan increases automatically on January 1 of each of the calendar years during the term of the 2012 Plan, which will continue through and including April 2026, by a number of Shares equal to the lesser of (i) 2.5% of the sum of the total outstanding Class A common stock as of the immediately preceding December 31st or (ii) a number of Shares determined by the Board (the “Evergreen Feature”). On January 1, 2020, 2021 and 2022, 60,188,143, 16,000,000, and 20,000,000 Shares, respectively, were added to the shares reserved under the 2012 Plan pursuant to the Evergreen Feature. In addition, the Board approved the addition of a number of Shares equal to 2.5% of the sum of the total outstanding Class A common stock as of December 31, 2022 to the shares reserved under the 2012 Plan pursuant to the Evergreen Feature on January 1, 2023. As noted above, the Plan Amendment increases the number of Shares available under the 2012 Plan by 425,000,000, separate and apart from the Evergreen Feature.
In addition, the following Shares are available for grant and issuance under the 2012 Plan: (i) Shares that are subject to issuance upon exercise of a stock option or SAR granted under the 2012 Plan but which cease to be subject to the stock option or SAR for any reason other than exercise of the stock option or SAR; (ii) Shares that are subject to awards granted under the 2012 Plan that are forfeited or are repurchased by us at the original issue price; (iii) Shares that are subject to awards granted under the 2012 Plan that otherwise terminate without such Shares being issued; and (iv) Shares that are surrendered pursuant to an exchange program. To the extent an award is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the 2012 Plan. Shares used or withheld to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2012 Plan. The number of Shares available for issuance is not reduced with respect to awards granted or shares issued by us in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by us or one of our affiliates or with which we or one of our affiliates combines.
The 2012 Plan authorizes the award of RSUs, stock options, RSAs, stock bonuses, SARs and performance shares (each as more fully described below). No person will be eligible to receive more than 2,500,000 Shares in any calendar year under the 2012 Plan other than a new employee of ours, who will be eligible to receive no more than 5,000,000 Shares under the 2012 Plan in the calendar year in which the employee commences employment. Any awards in Shares or cash that are made outside of the 2012 Plan and permitted by applicable listing requirements are not subject to these limitations.
Administration
The 2012 Plan is administered by our compensation, nominating & governance committee (the “Administrator”), all of the members of which are outside directors as defined under applicable federal tax laws, or by the Board acting in place of our compensation, nominating & governance committee. The Administrator has the authority to construe and interpret the 2012 Plan, select participants and grant awards, and make all other determinations necessary or advisable for the administration of the 2012 Plan. The Administrator may delegate its authority under the 2012 Plan to a subcommittee consisting of one or more executive officers, subject to applicable law. The Administrator has delegated authority to grant certain awards under the 2012 Plan to the equity subcommittee of the compensation, nominating & governance committee.
Eligibility
The 2012 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, directors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. As of September 30, 2022, 87,314 employees (including each of our executive officers) and 8 non-employee directors were eligible to participate in the 2012 Plan. The basis for participation in the 2012 Plan is the Administrator’s decision, in its sole discretion, that an award to an eligible participant will further the 2012 Plan’s purposes of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success and the success of our affiliates, by offering them an opportunity to participate in our future performance through the grant of awards. In exercising its discretion, the Administrator will consider the recommendations of management and the purposes of the 2012 Plan.
Forms of Awards
The following is a description of the types of awards permitted to be issued under the 2012 Plan. As of December 1, 2022, only RSU awards are outstanding under the 2012 Plan.
Restricted Stock Units. An RSU is an award that covers a number of Shares that may be settled upon vesting in cash, by the issuance of the underlying Shares or a combination of both. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Stock Options. The 2012 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees. All awards other than incentive stock options, including awards of non-qualified stock options, may be granted to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of each stock option must be at least equal to the fair market value of our Class A common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value. The maximum term of options granted under the 2012 Plan is ten years or, in the case of an incentive stock option granted to 10% stockholders, five years.

Restricted Stock Award. An RSA is an offer by us to sell Shares subject to restrictions. The price, if any, of an RSA will be determined by the Administrator. These awards are subject to forfeiture or repurchase prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or Shares, to the holder based upon the difference between the fair market value of our Class A common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of Shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Performance Awards. A performance award is an award that covers an amount of cash or a number of Shares that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve the performance conditions.
Stock Bonus Awards. A stock bonus award is an award that covers a number of Shares that may be granted as additional compensation for prior services or performance, in cash or by issuance of the underlying Shares. Vesting conditions may or may not be applied to these awards.
Additional Provisions
Awards granted under the 2012 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by the Administrator. Unless otherwise restricted by the Administrator, awards that are non-statutory stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative, or a family member of the optionee who has acquired the option by a permitted transfer. Awards that are incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Stock options granted under the 2012 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, except in the case of death or permanent disability, in which case the options may be exercised for up to twelve months or six months, respectively, following termination of the optionee’s service to us. Unless otherwise set forth in a participant’s award agreement, vesting of RSUs, RSAs, SARs, performance awards and stock bonus awards ceases on such participant’s termination of service.
Change of Control or Other Corporate Transactions
If we experience a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted will accelerate (unless otherwise determined by the Board) and will be exercisable for a period of time determined by the Administrator. The vesting of Shares underlying outstanding awards to our non-employee directors will accelerate in full prior to the consummation of such transaction.
In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of Shares reserved under the 2012 Plan, the maximum number of Shares that can be granted in a calendar year, and the number of Shares and exercise price, if applicable, of all outstanding awards under the 2012 Plan.
Repricing
Without prior stockholder approval the Administrator may (i) reprice stock options or SARs (and where such repricing is a reduction in the exercise price of outstanding stock options or SARs, the consent of the affected participants is not required provided written notice is provided), and (ii) with the consent of the respective participants (unless not required pursuant to the 2012 Plan), pay cash or issue new awards in exchange for the surrender and cancellation of any, or all, outstanding awards.
Amendment and Termination
The 2012 Plan will terminate in April 2026 (ten years following the date the Board approved the amendment and restatement of the 2012 Plan), unless it is terminated earlier by the Board. The Board may amend or terminate the 2012 Plan at any time, which may be without shareholder approval, unless required by applicable law or listing standards. Participant’s awards will be governed by the version of the 2012 Plan in effect at the time such award was granted.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2012 Plan based on federal income tax laws in effect on the date of this Information Statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or gift, estate, excise, payroll, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.
Incentive Stock Options (ISOs). An optionee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation, provided that the Company reports the income to the optionee. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. However, if the optionee exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO. If a sale or disposition of shares acquired with the ISO occurs after the holding period, the employee will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
Non-Qualified Stock Options (NQSOs). An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the Company as compensation, provided that, in the case of an employee option, the Company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.
SARs. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SAR in shares, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.
Restricted Stock Awards. The recipient of a RSA will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any, paid for such shares), determined without regard to the restrictions. If a Section 83(b) election is made, the capital gain/loss holding period for such shares commences on the date of the award. Any further change in the value of the shares will be taxed as a capital gain or loss only if and when the shares are disposed of by the recipient. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and the capital gain/ loss holding period for such shares will also commence on such date.
Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU generally will be subject to tax at ordinary income rates on the market price of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid, if any, by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.
New Plan Benefits
Other than with respect to certain awards to be made to our non-employee directors under our Director Compensation Policy as described in “Director Compensation,” the awards under the 2012 Plan are within the discretion of the Administrator. Furthermore, those certain awards to be made to our non-employee directors are determined based on the market price as described in “Director Compensation.” As a result, the benefits that will be awarded under the 2012 Plan, including to our non-employee directors, are not determinable at this time.
Existing Plan Benefits to Named Executive Officers and Others
The following table summarizes the grants made to our named executive officers (as identified under “Executive Compensation”, below), all current executive officers as a group, all current non-executive directors as a group and all current non-executive employees as a group, from the inception of the 2012 Plan through December 1, 2022. The closing price per share of our Class A common stock on December 1, 2022 was $120.44.

Name and Position(1)	RSU Shares Granted Since Adoption of the 2012 Plan
Mark Zuckerberg, Chief Executive Officer	0
Sheryl K. Sandberg, Director and Former Chief Operating Officer	1,776,202
David M. Wehner, Chief Strategy Officer and Former Chief Financial Officer	1,517,658
Christopher K. Cox, Chief Product Officer	1,557,411
Marne Levine, Chief Business Officer	667,479
All current executive officers (8 persons)	5,837,864
All current non-executive directors (8 persons)	1,855,535
Spouse of current executive officer	567,098
All employees, including all officers who are not executive officers, as a group (116,243 persons)(2)	523,556,894
(1)There are currently no nominees for election as a director. No person has received 5% or more of the total awards granted under the 2012 Plan since its inception.
(2)Represents total RSUs granted since the adoption of the 2012 Plan to all employees (current and former) who received awards under the 2012 Plan, other than current executive officers. As of December 1, 2022, there were 133,746,263 total RSUs outstanding under the 2012 Plan.

Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2021.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	98,848,147	N/A	115,531,874
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2021.
(2)Consists of our 2012 Plan. RSUs granted under our 2012 Plan settle into shares of our Class A common stock.
Registration with the Securities and Exchange Commission
We intend to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 covering the additional shares of our Class A common stock reserved for issuance by the Plan Amendment during the first quarter of 2023.

EXECUTIVE AND DIRECTOR COMPENSATION
The following disclosure in this section entitled "Executive and Director Compensation" originally appeared in our proxy statement with respect to our 2022 Annual Meeting of Shareholders, as filed with the SEC on April 8, 2022, and, in accordance with SEC regulations, describes our 2021 compensation program. The disclosure does not reflect more recent changes to the matters described therein, such as Sheryl Sandberg’s transition to a non-employee director role and David Wehner’s transition to the Chief Strategy Officer role. Terms used in this section and not otherwise defined have the meanings ascribed thereto in our proxy statement with respect to our 2022 Annual Meeting of Shareholders, as filed with the SEC on April 8, 2022.

Director Compensation

Non-Employee Director Compensation Arrangements

Our board of directors and shareholders have adopted a Director Compensation Policy that sets out the annual compensation for our non-employee directors and is designed to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. Our Director Compensation Policy provides for cash retainers, excess meeting fees, initial equity grants upon joining our board of directors, and annual equity grants. We believe our Director Compensation Policy allows us to appropriately compensate directors for:
•the heavy workload resulting from an increase in the number of board and committee meetings over the past several years, the significant responsibilities of the various committees of our board of directors, and the small size of our board of directors relative to our peers;
•the external scrutiny faced by our non-employee directors, which is expected to be ongoing; and
•service in demanding board leadership roles, such as the roles of Lead Independent Director and chair of our audit & risk oversight committee and our privacy committee.
On an annual basis, our compensation, nominating & governance committee reviews and makes recommendations to our board of directors regarding our non-employee director compensation arrangements, and our board of directors reviews and approves non-employee director compensation. As part of this review, our compensation, nominating & governance committee considers our directors’ responsibilities and time commitment, as well as information regarding director compensation paid at peer companies, including an evaluation by its independent compensation consultant, Compensia, Inc.
Cash Compensation
The following table presents the annual cash retainers payable to non-employee members of our board of directors under our Director Compensation Policy:

Annual Cash Retainers
Annual retainer for service as a member of our board of directors	$50,000
Additional annual retainer for service as Lead Independent Director	$150,000
Additional annual retainers for service on committees of our board of directors
Chair of our audit & risk oversight committee	$50,000
Non-chair member of our audit & risk oversight committee	$20,000
Chair of our privacy committee	$50,000
Non-chair member of our privacy committee	$20,000

Each of these cash retainers is paid on a quarterly basis in advance of service for each quarter. Annual cash retainers for new non-employee directors who join our board of directors between our annual meetings of shareholders are prorated during a director’s first year of service.
In addition, each non-employee member of our board of directors (other than Messrs. Andreessen and Thiel) who attend more than four meetings of our board of directors or more than four meetings of any individual committee in a calendar year (in each case beginning in 2020) receive an excess meeting fee of $4,000 for attendance at each meeting of our board of directors and applicable committee after the fourth meeting within such calendar year. Excess meeting fees are paid promptly following the end of such calendar year. Messrs. Andreessen and Thiel each irrevocably waived the increases in cash and equity compensation beginning in 2020, and therefore are granted cash compensation on the same terms as their cash compensation during 2019.
Equity Compensation
Annual Equity Grants
Members of our board of directors as of the date of our annual meeting of shareholders are also eligible to receive an annual grant of RSUs with an initial equity value of $375,000 (including directors who join the board of directors on the date of such annual meeting, but excluding Messrs. Andreessen and Thiel). Messrs. Andreessen and Thiel, each of whom has irrevocably waived the increases in cash and equity compensation beginning in 2020, are each eligible to receive an annual grant of RSUs with an initial equity value of $300,000. These awards are approved each year automatically on the later of June 1 or the date of our annual meeting of shareholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2021, following our annual meeting of shareholders, we made an annual grant of 1,182 RSUs to each non-employee director (other than Messrs. Andreessen and Thiel), which was based on an initial equity value of $375,000. In addition, we made an annual grant of 946 RSUs to each of Messrs. Andreessen and Thiel based on an initial equity value of $300,000.
Initial Equity Grants
New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to the value of our annual grant of RSUs to our non-employee directors ($375,000), prorated for service from the date of their appointment through the next occurring May 15. These awards will vest fully on the earlier of (i) the next occurring May 15 or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date. In addition, each new non-employee director who joins our board of directors is eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to $1 million. These awards will vest over approximately a four-year period in 16 equal quarterly installments.
Annual Limit on Director Compensation
Our Director Compensation Policy limits aggregate compensation (including both cash and equity-based compensation) payable to each non-employee director to $1,000,000 per year, except during such non-employee director’s first year of service on our board of directors, in which case, such limit is $2,000,000 to account for the receipt of the initial equity grants to new non-employee directors (Director Compensation Limit).
Director Security
In light of the high level of scrutiny and elevated threat level faced by our company and our directors, from time to time, we may provide personal security services to our non-employee directors and related tax gross-ups. As such services are non-compensatory in nature, they are not taken into consideration for any reason pursuant to our Director Compensation Policy, including when determining whether a non-employee director’s compensation exceeds the Director Compensation Limit in any fiscal year.

Stock Ownership Guidelines and Transactions in our Securities
Our directors are also subject to stock ownership guidelines and certain prohibitions on transactions in our securities. For more information, see “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines and Transactions in Our Securities.”
2021 Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2021. Mr. Zuckerberg and Ms. Sandberg do not receive compensation for their service as directors. Total compensation for Mr. Zuckerberg and Ms. Sandberg for their service as employees during 2021 is presented in “Executive Compensation—2021 Summary Compensation Table” below.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Peggy Alford(3)	162,000	398,039	1,499,789(4)	2,059,828
Marc L. Andreessen(5)	52,278	318,566	—	370,844
Andrew W. Houston(6)	102,000	398,039	—	500,039
Nancy Killefer(7)	185,722	398,039	—	583,761
Robert M. Kimmitt(8)	272,000	398,039	—	670,039
Peter A. Thiel(9)	50,000	318,566	—	368,566
Tracey T. Travis(10)	156,000	398,039	430,420(11)	984,459
(1)Amounts include applicable annual cash retainers and excess meeting fees under our Director Compensation Policy, as more fully described above.
(2)Amounts reflect the aggregate grant date fair value of the RSUs granted in 2021, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director.
(3)As of December 31, 2021, Ms. Alford held 1,182 RSUs, which will vest on May 15, 2022 so long as Ms. Alford is a member of our board of directors on such date.
(4)The amounts reported include approximately $688,403 for costs related to personal security services and $811,386 for an associated tax gross-up for taxable personal security services in 2021.
(5)As of December 31, 2021, Mr. Andreessen held 946 RSUs, which will vest on May 15, 2022 so long as Mr. Andreessen is a member of our board of directors on such date.
(6)As of December 31, 2021, Mr. Houston held (i) 1,182 RSUs, which will vest on May 15, 2022 so long as Mr. Houston is a member of our board of directors on such date; and (ii) 2,597 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Houston is a member of our board of directors through the applicable vesting date.
(7)As of December 31, 2021, Ms. Killefer held (i) 1,182 RSUs, which will vest on May 15, 2022 so long as Ms. Killefer is a member of our board of directors on such date; and (ii) 3,013 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Killefer is a member of our board of directors through the applicable vesting date.
(8)As of December 31, 2021, Ambassador Kimmitt held (i) 1,182 RSUs, which will vest on May 15, 2022 so long as Ambassador Kimmitt is a member of our board of directors on such date; and (ii) 3,013 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ambassador Kimmitt is a member of our board of directors through the applicable vesting date.
(9)As of December 31, 2021, Mr. Thiel held 946 RSUs, which will vest on May 15, 2022 so long as Mr. Thiel is a member of our board of directors on such date.
(10)As of December 31, 2021, Ms. Travis held (i) 1,182 RSUs, which will vest on May 15, 2022 so long as Ms. Travis is a member of our board of directors on such date; and (ii) 3,013 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Travis is a member of our board of directors through the applicable vesting date.
(11)The amounts reported include approximately $189,600 for costs related to personal security services and $240,820 for an associated tax gross-up for taxable personal security services in 2021.

Executive Compensation
Compensation Discussion and Analysis
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2021 with respect to the compensation of each of our named executive officers. Our named executive officers for 2021, who appear in the section entitled “—2021 Summary Compensation Table” below, are:
•Mark Zuckerberg, our founder, Chairman, and Chief Executive Officer (CEO);
•Sheryl K. Sandberg, our Chief Operating Officer (COO);
•David M. Wehner, our Chief Financial Officer (CFO);
•Christopher K. Cox, our Chief Product Officer (CPO); and
•Marne Levine, our Chief Business Officer (CBO).
Executive Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to give people the power to build community and bring the world closer together. All of our products, including our apps, share the vision of helping to bring the metaverse to life. For us to be successful, we must hire and retain a talented team of engineering, product, sales, and general and administrative professionals who can help achieve this mission through the successful pursuit of our company priorities. In addition, we expect our executive team to possess and demonstrate strong leadership and management capabilities. For more information regarding our 2021 company priorities, see the section entitled “—Elements of Executive Compensation” below.
Objectives. Our compensation program for our named executive officers is built to support the following objectives:
•attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;
•encourage our executives to focus on our company priorities;
•ensure each of our executives receives a total compensation package that encourages his or her long-term retention;
•reward high levels of performance with commensurate levels of compensation; and
•align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives.
Design. Our executive compensation program continues to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that is generally below market relative to executive compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders.
We typically grant our executive officers an annual equity award with service-based vesting conditions where the commencement of vesting is deferred until a future date, as discussed further in the section entitled “—Elements of Executive Compensation—Equity Compensation” below. When combined with the executives’ prior equity awards, we believe that these additional awards represent a strong long-term retention tool and provide the executive officers with effective long-term equity incentives.

Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent. For the near future, we anticipate continuing our emphasis on pay-for-performance and delivering the substantial majority of compensation in RSUs that vest over a minimum of four years.
Compensation Governance
The compensation, nominating & governance committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests. The following principles were the guiding factors of our pay-for-performance practices during 2021:
▪the compensation, nominating & governance committee is comprised solely of independent directors;
▪the compensation, nominating & governance committee engages an independent compensation consultant, Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the committee on compensation-related matters;
▪the compensation, nominating & governance committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;
▪the compensation, nominating & governance committee retains discretion on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts, as appropriate;
▪we do not offer post-employment payments or benefits, other than certain death-related benefits that are generally available to all employees; and
▪our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation program with long-term shareholder interests, including the following:
◦our executives are subject to company-wide policies that prohibit trading in futures and derivative securities and engaging in hedging activities relating to our securities, holding our securities in margin accounts, pledging our securities as collateral for loans, and engaging in short sales of our securities;
◦our executives are subject to stock ownership guidelines that require them to maintain significant ownership of our common stock;
◦we offer limited perquisites that are for business-related purposes or necessary for the security of our executive officers; and
◦our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.
Compensation-Setting Process
Role of Our Compensation, Nominating & Governance Committee. The compensation, nominating & governance committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our bonus plan, the size and structure of equity awards, and executive perquisites. The compensation, nominating & governance committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the compensation, nominating & governance committee, see the section entitled “Corporate Governance—Board Committees.”
Role of Management. In setting compensation for 2021, our CEO, our COO, and our Head of People provided their views to the compensation, nominating & governance committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the compensation, nominating & governance committee. Our CEO and COO made recommendations to the compensation, nominating & governance committee regarding compensation for our executive officers, other than for themselves, because of their daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package or was present during such determinations, except for our CEO who has requested that his base salary be fixed at $1 per year.
Our management team and the compensation, nominating & governance committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers, as further described in the section entitled “—Compensation Risk Assessment” below.
Role of Compensation Consultant. The compensation, nominating & governance committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2021, the compensation, nominating & governance committee engaged the services of Compensia to advise the committee regarding the amount and types of compensation that we provide to our executives and how our compensation practices compared to the compensation practices of other companies. Compensia is engaged directly by the compensation, nominating & governance committee. Compensia does not provide any services to us other than the services provided to the compensation, nominating & governance committee. The compensation, nominating & governance committee has reviewed, and will continue to review going forward, the independence of Compensia under applicable SEC and Nasdaq rules and believes that Compensia does not have any conflicts of interest in advising the committee.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). In making compensation decisions, the compensation, nominating & governance committee also considers the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation packages of our executive officers, the unvested balances of equity awards held by each executive officer, as well as the compensation, nominating & governance committee’s assessment of each executive officer’s performance and impact on the organization. In determining 2021 compensation, the compensation, nominating & governance committee did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Compensia. Management and Compensia provided the compensation, nominating & governance committee with both cash and equity compensation data for our Peer Group, which was selected from companies that meet some or all of the criteria listed below:
▪technology or media company;
▪key talent competitor;
▪minimum revenue of $10 billion; and/or
▪minimum market capitalization of $50 billion.
In the second quarter of 2020, using this criteria as a baseline, the compensation, nominating & governance committee approved the following companies for inclusion in our Peer Group for 2021:

2021 Peer Group
Alphabet	Netflix
Amazon.com	PayPal Holdings
Apple	salesforce.com
AT&T	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications
Microsoft
In December 2020, the compensation, nominating & governance committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation, nominating & governance committee with an analysis of total cash compensation data (base salaries and cash bonus awards at target) and total direct compensation data (total cash compensation and equity compensation) at various percentiles. While the compensation, nominating & governance committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any pre-set “target” percentile of the competitive market. Rather, the compensation, nominating & governance committee sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team.
Further, as our revenue and market capitalization have increased significantly over the last several years, the compensation, nominating & governance committee gives greater weight to the compensation levels of companies in our Peer Group that have higher revenue and market capitalization compared to other companies in the Peer Group when making decisions about the compensation of our executive officers. The compensation, nominating & governance committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers. Overall, Compensia’s analysis of our Peer Group indicated that the target total cash compensation for our named executive officers who were then serving, other than our CEO, was between the 15th and 40th percentiles of the companies in our Peer Group. When equity compensation was factored in, based on the “initial equity value” described below and without taking into account the effect of the deferred vesting start dates that are applicable to certain of the equity compensation awards of our named executive officers, the target total direct compensation for our named executive officers who were then serving, other than our CEO, was between the 80th and 85th percentiles relative to the companies in our Peer Group.
In the second quarter of 2021, the compensation, nominating & governance committee reviewed the selection criteria and the companies in our Peer Group. Following that review, the compensation, nominating & governance committee decided not to make any changes to the Peer Group. The compensation, nominating & governance committee believes our Peer Group reflects the current competitive and talent environment. Accordingly, we plan to use the following list of companies in our Peer Group for the 2022 executive compensation process:

2022 Peer Group
Alphabet	Netflix
Amazon.com	PayPal Holdings
Apple	salesforce.com
AT&T	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications
Microsoft
The compensation, nominating & governance committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.

Elements of Executive Compensation
Our executive officer compensation packages generally include:
•base salary;
•performance-based cash incentives; and
•equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on individual performance and our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation, nominating & governance committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation, nominating & governance committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a narrow range that was established when we were a smaller company with cash constraints, and based on our desire to maintain internal pay equity among our executive officers, as well as relative to other key employees. As we have grown, we have increased base salaries for our executive officers (other than our CEO), although we still deliver the substantial majority of compensation to our executive officers in the form of equity awards.
In the first quarter of 2021, the compensation, nominating & governance committee decided to increase the base salaries of our named executive officers who were then serving, other than our CEO, in order to continue to bring their salaries closer to those paid to executives holding similar positions at the companies in our Peer Group. Accordingly, our compensation, nominating & governance committee increased the base salaries of our named executive officers then serving as shown in the table below. Similarly, in the first quarter of 2021, our management increased Ms. Levine’s base salary in her capacity as Vice President of Global Partnerships, Business and Corporate Development, prior to her appointment as our CBO in September 2021. Following these 2021 salary increases, these named executive officer salaries fell between the 24th and 60th percentiles of the salaries provided to executives holding similar positions at the companies in our Peer Group. Previously, Mr. Zuckerberg had requested to receive a base salary of $1 per year and the compensation, nominating & governance committee continued to honor this request in 2021.

Named Executive Officer	2020 Base Salary ($)	2021 Base Salary Increase ($)	2021 Base Salary ($)(1)
Mark Zuckerberg	1	—	1
Sheryl K. Sandberg	925,000	35,000	960,000
David M. Wehner	830,000	30,000	860,000
Christopher K. Cox(2)	830,000	30,000	860,000
Marne L. Levine(3)	715,000	17,500	732,500
(1)Reflects 2021 base salary, which may differ from actual earnings as reflected in the section entitled “—2021 Summary Compensation Table” below due to the effective date of salary increases.
(2)Mr. Cox re-joined our company in June 2020 after his resignation as our CPO in April 2019. As such, his actual 2020 earnings as reflected in the section entitled “—2021 Summary Compensation Table” below reflect a partial year’s service.
(3)Ms. Levine was appointed as our CBO in September 2021. The increase in her base salary reflected above was approved by our management prior to her appointment as CBO.
Cash Bonuses. Our Bonus Plan for 2021 provides variable cash incentives, payable semi-annually, that are designed to motivate our executive officers to focus on company priorities and to reward them for individual results and achievements. In 2021, the individual target bonus percentage for each named executive officer was unchanged from 2020 at 75% of such executive’s base salary. After the 2021 base salary increases noted above, target total cash compensation (base salary plus target bonus) for our named executive officers (other than our CEO) was between the 15th and 40th percentiles of the target total cash compensation of executives holding similar positions at the companies in our Peer Group. All of our named executive officers, except our CEO, participated in the Bonus Plan in 2021.
For 2021, there were two six-month performance periods under our Bonus Plan, which we refer to as First Half 2021 and Second Half 2021. For each performance period in 2021, the compensation, nominating & governance committee approved a set of company priorities in order to focus our executive officers on key areas of performance for the period in question. The First Half 2021 and Second Half 2021 company priorities reflect operational and non-operational objectives established by our compensation, nominating & governance committee, in consultation with our CEO and CFO. The company priorities did not have specific target levels associated with them for purposes of determining performance under the Bonus Plan, and our compensation, nominating & governance committee had full discretion to determine the level of bonus payout for each performance period.
2021 Bonus Plan Payouts. We calculate Bonus Plan payouts to each participant using the following formula:

Base Eligible Earnings	x	Individual Target Bonus Percentage	x	Company Performance Percentage	x	Individual Performance Percentage	=	Individual Bonus Payout

2021 Priorities and Company Performance Percentage. Our First Half 2021 and Second Half 2021 company priorities as approved by the compensation, nominating & governance committee were as follows:

Continue making progress on the major social issues facing the internet and our company, including privacy, safety, and security.	Build new experiences that meaningfully improve people’s lives today and set the stage for even bigger improvements in the future.	Keep building our business by supporting the millions of businesses that rely on our services to grow and create jobs.	Communicate more transparently about what we’re doing and the role our services play in the world.

None of these priorities were assigned any specific weighting or dollar amount of the target bonus. In March 2022, our compensation, nominating & governance committee approved the same company priorities for 2022 as were approved for First Half 2021 and Second Half 2021.
The compensation, nominating & governance committee exercised its discretion in determining the company performance percentage for our First Half 2021 and Second Half 2021 performance after taking into account our delivery of results across all of the areas identified by the company priorities, as well as our performance and execution in light of the ongoing operational challenges caused by the COVID-19 pandemic. For the First Half 2021, the compensation, nominating & governance committee also took into account the operation of our privacy program; our continued investment in developing new product experiences across our family of apps and consumer hardware initiatives; our strong business performance during the pandemic; and our brand performance and reputation. For the Second Half 2021, the compensation, nominating & governance committee took into account our progress in meeting our regulatory obligations as well as efforts to invest in privacy, safety, security, and other compliance obligations; our progress in developing new product experiences such as Reels, messaging, and virtual reality; our business performance, including support for business that rely on our services to grow and create jobs; and our brand and reputation, including the re-branding efforts executed in the second half of 2021. The compensation, nominating &

governance committee approved a company performance percentage of 110% for the First Half 2021 and 100% for the Second Half 2021.
Individual Performance Percentage. The individual performance percentage is based upon each named executive officer’s individual performance assessment for the performance period under consideration. Consistent with our pay-for-performance philosophy, a higher performance assessment results in a higher individual performance percentage (and vice-versa) such that it is possible for an executive with a low assessment to get less than their target bonus payout, or no bonus payout whatsoever. In 2021, potential individual performance percentages under our Bonus Plan were 0%, 85%, 100%, 125%, 200%, or 300%. A named executive officer meeting our expected high level of performance expectations would receive an individual performance percentage of 100%.
Individual performance assessments for each named executive officer then serving were determined in the discretion of the compensation, nominating & governance committee following discussions with our CEO and our COO (except in the case of our COO when her individual performance assessment was being determined). The performance assessment determinations were based on an overall subjective assessment of each executive officer’s performance and no single factor was determinative in setting bonus payout levels, nor was the impact of any individual factor on the bonus quantifiable. We operate in a rapidly evolving and highly competitive industry and we set a high bar for performance expectations for each one of our named executive officers. The compensation, nominating & governance committee evaluates our named executive officers based on their overall performance, impact, and results, as well as their demonstration of strong leadership, long-term vision, effective execution, and management capabilities.
First Half 2021 and Second Half 2021 payout levels and achievements and considerations for each named executive officer are set forth below.
Mark Zuckerberg. Mr. Zuckerberg did not participate in the Bonus Plan in 2021. Notwithstanding the foregoing, the compensation, nominating & governance committee separately assessed his performance as our CEO. The compensation, nominating & governance committee shared its assessment with the independent members of our board of directors in executive session, and our Lead Independent Director shared this assessment with Mr. Zuckerberg.
Sheryl K. Sandberg. Ms. Sandberg received $489,447 for the First Half 2021 bonus, which reflected the continuation of her strategic leadership in the wake of the global pandemic, including strong revenue growth driven by small businesses, as well as the restructuring of the sales, marketing, and partnership teams into a single organization. Ms. Sandberg received $360,000 for the Second Half 2021 bonus, which reflected her revenue responsibility with a focus on small businesses, advertising partnerships, and partnerships with public figures, as well as managing our operations as we expand our investment in a remote workforce.
David M. Wehner. Mr. Wehner received $438,678 for the First Half 2021 bonus, which reflected the continuation of his strategic leadership in the wake of the global pandemic, including delivering a long-term strategic plan and preparing facilities for our personnel to return to the office. Mr. Wehner received $645,000 for the Second Half 2021 bonus, which reflected his delivery of a strategic budget for 2022, continued preparation for our personnel to return to the office, and leading our change to segment reporting.
Christopher K. Cox. Mr. Cox received $438,678 for the First Half 2021 bonus, which reflected the continuation of his strategic leadership in the wake of the global pandemic, including key leadership hires in the family of apps organization as well as leading various cross-app projects. Mr. Cox received $403,125 for the Second Half 2021 bonus, which reflected his continued strong leadership across the family of apps, including continuing to drive cross-app projects as well as strong bench planning and execution of leadership transitions.
In addition, Mr. Cox re-joined the company in June 2020 and received a cash sign-on bonus in the aggregate amount of $4,000,000, which was paid in 2021 after the one-year anniversary of his employment start date. Our compensation, nominating & governance committee believed that this sign-on bonus was appropriate as an incentive to re-join our company and to help retain Mr. Cox through the one-year anniversary of his employment start date.
Marne L. Levine. As Ms. Levine was appointed as our CBO in September 2021, her First Half 2021 bonus reflects her performance in her prior role as Vice President of Global Partnerships, Business and Corporate Development and her individual performance assessment was determined in the discretion of management. Ms. Levine received $299,935 for the First Half 2021 bonus, which reflected her strategic planning to bring the sales and partnerships organizations together to form the Meta Business Group and management of key leadership transitions, as well as developing key partnerships in the first half of 2021. Ms. Levine received $343,359 for the Second Half 2021 bonus, which reflected her leadership of the Meta Business Group and leading the go-to-market strategy and partnership development across advertising, emerging businesses including commerce and business messaging, tech platforms, creators, public figures, and Reality Labs.
The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers for 2021:

Named Executive Officer	Performance Period	Base Eligible Earnings ($)(1)	Individual Target Bonus Percentage (%)	Company Performance Percentage (%)	Individual Performance Percentage (%)	Individual Bonus Payout ($)
Sheryl K. Sandberg	First Half 2021	474,615	75	110	125	489,447
	Second Half 2021	480,000	75	100	100	360,000
	Total	954,615				849,447
David M. Wehner	First Half 2021	425,385	75	110	125	438,678
	Second Half 2021	430,000	75	100	200	645,000
	Total	855,385				1,083,678
Christopher K. Cox	First Half 2021	425,385	75	110	125	438,678
	Second Half 2021	430,000	75	100	125	403,125
	Total	855,385				841,803
Marne L. Levine	First Half 2021	363,558	75	110	100	299,935
	Second Half 2021	366,250	75	100	125	343,359
	Total	729,808				643,294
(1)Reflects actual earnings for 2021, which may differ from approved 2021 base salaries due to the effective date of salary increases.
Equity Compensation. Most of our executive officers’ target total direct compensation is delivered through equity awards in the form of RSUs. We use equity compensation to align our executive officers’ financial interests with those of our shareholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial equity award that each executive officer receives as part of his or her new hire compensation package, the compensation, nominating & governance committee typically grants our executive officers additional equity awards each year as part of our company-wide equity refresher program. Additional equity awards for each of our executive officers are determined on a discretionary basis taking into account the following factors:
•delivering equity values that are highly competitive when compared against those granted to executives with similar responsibilities at the companies in our Peer Group that have higher revenue and market capitalization when compared to other companies in our Peer Group;
•each executive officer’s individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;
•the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards; and
•the size of each executive officer’s target total cash compensation (base salary plus cash bonus awards at target), which is generally significantly lower than the cash compensation for executives with similar responsibilities at the companies in our Peer Group.
Based on the foregoing factors, in March 2021, our compensation, nominating & governance committee granted each of our executive officers, other than our CEO and our CBO, an award of RSUs with a specific “initial equity value” based on an estimated total value for each award before taking into account the vesting considerations described below. The compensation, nominating & governance committee calculated the number of RSUs to be granted by dividing this initial equity value by $264.81 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2020 and the same price that was used for 2021 refresher awards to all other employees. In 2021, Ms. Levine received two awards of RSUs in her capacity as Vice President of Global Partnerships, Business and Corporate Development, before she was appointed as CBO in September 2021. These awards were granted in March 2021 by the equity subcommittee of our compensation, nominating & governance committee based on the “initial equity value” described below.
Deferred Vesting of 2021 RSU Awards. Due to our desire to provide incentives for our named executive officers to focus on long-term strategic and business objectives, the compensation, nominating & governance committee (and, in the case of Ms. Levine, the equity subcommittee) deferred the vesting start dates of some 2021 RSU awards made to our named executive officers to a future date determined individually for each executive. The 2021 RSU awards will vest quarterly over four years following the vesting start dates as described in the section entitled “—2021 Equity Awards” below.
The compensation, nominating & governance committee annually reviews the size and vesting schedule for the remaining unvested portion of the outstanding equity awards held by each of our named executive officers and, for 2021, agreed with the recommendation of our CEO and COO (except that our COO did not participate in discussions regarding her own equity compensation) that the existing equity awards appropriately satisfied our retention and incentive goals for each of our named executive officers. Additionally, as part of this review, the compensation, nominating & governance committee determines on a case-by-case basis whether the annual equity awards granted to our named executive officers should only begin vesting after a significant portion of each executive’s previously granted and then outstanding equity awards have vested. Although this practice is not common among the companies in our Peer Group, the compensation, nominating & governance committee believes that these deferred vesting schedules make the equity awards more valuable to us in retaining our named executive officers and reflect our emphasis on our long-term success. As a result of this review, the compensation, nominating & governance committee determined that the 2021 RSU awards granted to Ms. Sandberg and Mr. Wehner will not begin to vest unless they remain continuously employed by the company through the applicable future dates described in the following paragraphs and in the section entitled “—2021 Grants of Plan-Based Awards Table” below. Similarly, the equity subcommittee determined that the 2021 RSU awards granted to Ms. Levine will not begin to vest unless she remains continuously employed by the company through the applicable future dates described below. For more information relating to the vesting schedules of these RSU awards, see the section entitled “—2021 Grants of Plan-Based Awards Table” below.
2021 Equity Awards. Mr. Zuckerberg did not receive any additional equity awards in 2021 because our compensation, nominating & governance committee believed that his existing equity ownership position sufficiently continued to align his interests with those of our shareholders.
Our other named executive officers received the following RSU awards in 2021:

Named Executive Officer	Initial Equity Value ($)	Number of RSUs (#)(1)	Vesting Start Date
Sheryl K. Sandberg	20,000,000	75,526	November 15, 2021
David M. Wehner	20,000,000	75,526	August 15, 2021
Christopher K. Cox	20,000,000	75,526	February 15, 2021
Marne L. Levine(2)	12,500,000	47,204	August 15, 2021
	10,000,000	37,763	November 15, 2023
(1)The number of RSUs was calculated by dividing the initial equity value by $264.81, which was the same value used for 2021 refresher awards to all other employees in March 2021, and rounding up to the nearest whole share.
(2)Ms. Levine received two RSU awards in 2021. The first award is subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the first quarterly vesting date following the vesting start date of August 15, 2021 and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. The second award is subject to a five-year quarterly vesting schedule with 1/20th of the RSUs vesting on the first quarterly vesting date following the vesting start date of November 15, 2023 and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date.
The RSUs granted to our named executive officers (other than our CBO as described above) are subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the first quarterly vesting date following the vesting start date and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. Following the grants of these equity awards in March 2021 and based on the “initial equity value” set forth above, the target total direct compensation for our named executive officers, other than our CEO, was between the 80th percentile relative to the companies in our Peer Group and the top of our Peer Group.
Perquisites and Other Benefits
We provide certain perquisites to our named executive officers for the reasons described below. In approving these perquisites, our compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia.
Because of the high visibility of our company, our compensation, nominating & governance committee has authorized an “overall security program” for each of Mr. Zuckerberg and Ms. Sandberg to address safety concerns due to specific threats to their safety arising directly as a result of Mr. Zuckerberg’s position as our founder, CEO, Chairman, and controlling shareholder and Ms. Sandberg’s position as our COO. We require these security measures for the company’s benefit because of the importance of Mr. Zuckerberg and Ms. Sandberg to Meta, and we believe that the scope and costs of these security programs are appropriate and necessary.
Our compensation, nominating & governance committee evaluates these security programs at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs. Since the implementation of Mr. Zuckerberg’s overall security program, each of these assessments has identified specific threats to Mr. Zuckerberg as a result of the high-profile nature of being our founder, CEO, Chairman, and controlling shareholder. We believe that Mr. Zuckerberg’s role puts him in a unique position: he is synonymous with Meta and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Zuckerberg. Mr. Zuckerberg is one of the most-recognized executives in the world, in large part as a result of the size of our user base and our continued exposure to global media, legislative, and regulatory attention.
Under Mr. Zuckerberg’s overall security program, we pay for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel, including the annual costs of security personnel for his protection and the procurement, installation, and maintenance of certain security measures for his residences. We also provide an annual pre-tax allowance of $10 million to Mr. Zuckerberg to cover additional costs related to his and his family’s personal security. This allowance is paid to Mr. Zuckerberg net of required tax withholdings, and Mr. Zuckerberg must apply the net amount towards additional personnel, equipment, services, residential improvements, or other security-related costs. Although Mr. Zuckerberg expects to use the full net amount during each calendar year in which the allowance is paid, he may apply any unused portion of the allowance for a given year to cover excess security-related costs in future years or prior years (no earlier than 2018).
In addition, Mr. Zuckerberg uses private aircraft for personal travel in connection with his overall security program (including, beginning in 2022, a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company). On certain occasions, Mr. Zuckerberg may be accompanied by guests when using private aircraft. For travel by Mr. Zuckerberg on the aircraft owned by Mr. Zuckerberg, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee. Although we do not consider Mr. Zuckerberg’s overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, as well as the annual security allowance and the costs of private aircraft for personal travel, are reported as other compensation to Mr. Zuckerberg in the “All Other Compensation” column of the “—2021 Summary Compensation Table” below. The costs of Mr. Zuckerberg’s security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. Increased costs in 2021 were primarily due to regular personal travel, costs relating to security protocols during the COVID-19 pandemic, and market increases in the costs of security personnel. The compensation, nominating & governance committee believes that these costs are appropriate and necessary in light of the threat landscape and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation.
Our security professional assessments have also identified specific threats to Ms. Sandberg as a result of her high-profile role as our COO. Under Ms. Sandberg’s overall security program, we pay for costs related to personal security for Ms. Sandberg at her residences and during personal travel, including the annual costs of security personnel for her protection. In addition, Ms. Sandberg uses private aircraft for personal travel in connection with her security program and may be accompanied by guests when using private aircraft on certain occasions. The costs related to personal security for Ms. Sandberg, as well as the costs of private aircraft for personal travel, are reported as other compensation to Ms. Sandberg in the “All Other Compensation” column of the “—2021 Summary Compensation Table” below. The costs of Ms. Sandberg’s security program vary from year to year depending on requisite security measures, her travel schedule, and other factors. Increased costs in 2021 were primarily due to regular personal travel, and market increases in the costs of security personnel.
From time to time, we also provide certain personal security measures to other executive officers in response to specific security threats in light of their roles at our company, including pre-tax security allowances, as well as certain costs related to personal security at their residences and related tax gross-ups. The costs related to personal security for our executive officers are reported as other compensation to them in the “All Other Compensation” column of the “—2021 Summary Compensation Table” below.
2019 Say on Pay Vote
We held a non-binding advisory shareholder vote on the compensation program for our named executive officers, commonly referred to as a “say on pay” vote, at our 2019 Annual Meeting of Shareholders. Over 90% of the voting power of shares voted at the 2019 Annual Meeting of Shareholders were cast in favor of our say on pay proposal. Our compensation, nominating & governance committee considered the result of this advisory vote to be an endorsement of our compensation program, policies, practices, and philosophy for our named executive officers. Our compensation, nominating & governance committee will continue to consider the outcome of our say on pay votes and our shareholder views when making compensation decisions for our named executive officers.
Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a “say on frequency” vote, held at our 2019 Annual Meeting of Shareholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote. We are holding our say on pay vote at the 2022 Annual Meeting of our shareholders. Our next say on frequency vote will occur no later than 2025.
Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. Prior law provided an exception to this deduction limit for compensation paid to our CFO and for certain “performance-based compensation.” Effective for tax years beginning after December 31, 2017, this deduction limit applies to all of our named executive officers (which now includes our CFO) and the exception for “performance-based compensation” is no longer available. As a result, compensation paid to our named executive officers in excess of $1 million is not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017, including RSUs that were granted to our CFO through such date, and RSUs that were granted to certain executive officers before April 1, 2015. Because of the limited availability of formal guidance under the transition relief provisions, we cannot guarantee that any compensation arrangements intended to qualify for exemption under Section 162(m) will actually receive this treatment.
While our compensation, nominating & governance committee is mindful of the benefit to us of the full tax deductibility of compensation, our compensation, nominating & governance committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation, nominating & governance committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our compensation, nominating & governance committee intends to continue to compensate our named executive officers in a manner it believes is consistent with the best interests of our company and our shareholders.
Compensation Risk Assessment
Our management team and the compensation, nominating & governance committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2022, our management, in conjunction with Compensia, the compensation, nominating & governance committee’s independent compensation consultant, performed an assessment, of our compensation plans, practices, and policies and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation, nominating & governance committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans, practices, or policies that may encourage employees to take unnecessary risk that could threaten the company. No such plans, practices, or policies were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.
Stock Ownership Guidelines and Transactions in Our Securities
Stock Ownership Guidelines
To further align the interests of our executive officers and directors with those of our shareholders, and based on the recommendation of our compensation, nominating & governance committee, in September 2018 our board of directors adopted minimum stock ownership guidelines applicable to our executive officers and non-employee directors. Our board of directors subsequently amended our stock ownership guidelines, effective as of May 2020. Under these guidelines, our executive officers are required to own shares with an equivalent value of $4.0 million and our non-employee directors are required to own shares with an equivalent value of $500,000, in each case by the later of (i) five years from the adoption of the initial stock ownership guidelines, or (ii) five years from becoming an executive officer or non-employee director. In addition to these requirements, our non-employee directors are required to own shares with an equivalent value of $750,000 by the later of (i) five years from the date of the amendment of these stock ownership guidelines, or (ii) five years from becoming a non-employee director.
As of December 31, 2021, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. As our CEO and controlling shareholder, Mr. Zuckerberg currently has stock ownership significantly in excess of the required ownership threshold. As a result, our stock ownership guidelines provide that our compensation, nominating & governance committee will reassess appropriate ownership requirements applicable to Mr. Zuckerberg in his capacity as an executive officer if in the future his stock holdings fall below one percent of our total outstanding capital stock.
Prohibited Transactions in Our Securities
Our executive officers and directors are subject to company-wide policies that prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; holding our securities in margin accounts; pledging our securities as collateral for loans; and engaging in short sales of our securities.
Rule 10b5-1 Trading Plans
Our executive officers and directors are required to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances. Our requirement to conduct all purchase or sale transactions under a Rule 10b5-1 trading plan generally includes transactions in shares held through trusts and other entities controlled by our executive officers and directors, but excludes certain transactions by venture capital investment entities that may be affiliated with our directors. Such requirements may be waived by our board of directors, compensation, nominating & governance committee, or compliance officer in consultation with legal counsel.
2021 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2021	1	—	—	26,823,060(4)	26,823,061
Chief Executive Officer	2020	1	—	—	25,288,264(4)	25,288,265
	2019	1	—	—	23,415,972(4)	23,415,973
Sheryl K. Sandberg	2021	954,615	849,447	22,169,902	11,274,937(5)	35,248,901
Chief Operating Officer	2020	918,077	946,767	14,370,187	8,518,973(5)	24,754,004
	2019	875,385	902,740	19,678,923	5,687,099(5)	27,144,147
David M. Wehner	2021	855,385	1,083,678	22,169,902	243,537(6)	24,352,502
Chief Financial Officer	2020	823,846	849,592	14,370,187	97,612(6)	16,141,237
	2019	785,385	809,928	19,678,923	59,800(6)	21,334,036
Christopher K. Cox	2021	855,385	4,841,803(7)	22,169,902	1,209,604(8)	29,076,694
Chief Product Officer	2020	421,385	691,334	67,999,256(9)	570,679(8)	69,682,654
	2019	408,981(10)	—	—	9,500(8)	418,481
Marne Levine	2021	729,808	643,294	24,941,213	76,253(11)	26,390,568
Chief Business Officer
(1)Reflects actual earnings for 2021, 2020, and 2019, which may differ from approved 2021, 2020, and 2019 base salaries due to the effective dates of salary increases.
(2)The amounts reported in the “Bonus” column represent discretionary bonuses earned pursuant to our Bonus Plan. For more information about our executive officers’ discretionary bonuses and our Bonus Plan, see the section entitled “—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses” above.
(3)The amounts reflect the aggregate grant date fair value of the RSUs computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information on the RSUs granted to our named executive officers in 2021, see the section entitled “—2021 Grants of Plan-Based Awards” below.
(4)The amounts reported include approximately $15,195,103, $13,439,634, and $10,463,717 in 2021, 2020, and 2019, respectively, for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to Mr. Zuckerberg’s overall security program. The amounts reported for each year also include an annual pre-tax allowance of $10,000,000 to cover additional costs related to Mr. Zuckerberg and his family’s personal security. The amounts reported also include approximately $1,627,957, $1,848,630, and $2,952,255 in 2021, 2020, and 2019, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Mr. Zuckerberg’s overall security program, annual security allowance, and personal usage of private aircraft, see the section entitled “—Compensation Discussion and Analysis—Perquisites and Other Benefits” above.
(5)The amounts reported include approximately $8,981,973, $7,646,560, and $4,370,631 in 2021, 2020, and 2019, respectively, for costs related to personal security for Ms. Sandberg at her residences and during personal travel pursuant to Ms. Sandberg’s overall security program; and approximately $2,292,964, $872,413, and $1,316,468 in 2021, 2020, and 2019, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Ms. Sandberg’s overall security program and personal usage of private aircraft, see the section entitled “—Compensation Discussion and Analysis—Perquisites and Other Benefits” above.
(6)The amounts reported include approximately $118,636 and $41,496 in 2021 and 2020, respectively, for costs related to personal security services and $114,751 and $46,141 in 2021 and 2020, respectively, for associated tax gross-ups for taxable personal security services; a pre-tax allowance of $50,000 to cover costs related to personal security in 2019; and $10,150, $9,975, and $9,800 in 2021, 2020, and 2019, respectively, in company 401(k) matching contributions.

(7)The amount reported includes $841,803 in discretionary bonuses earned pursuant to our Bonus Plan and a $4,000,000 payment that became payable during 2021 pursuant to the terms of a sign-on bonus. For more information regarding these bonuses, see the section entitled “—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses” above.
(8)The amounts reported include approximately $568,131 and $265,600 in 2021 and 2020, respectively, for costs related to personal security services and $631,723 and $295,329 in 2021 and 2020, respectively, for associated tax gross-ups for taxable personal security services; and $9,750, $9,750, and $9,500 in 2021, 2020, and 2019, respectively, in company 401(k) matching contributions.
(9)The amount reported reflects the aggregate grant date fair value of Mr. Cox’s initial RSU award in connection with his re-joining our company in June 2020.
(10)Includes $90,000 in fees under our advisory services agreement with Mr. Cox, which agreement provided for Mr. Cox to serve as a strategic advisor to us following his resignation as our CPO in April 2019 through the end of 2019.
(11)The amount reported includes approximately $31,300 for costs related to personal security services and $34,803 for an associated tax gross-up for taxable personal security services in 2021; and $10,150 in company 401(k) matching contributions in 2021.

2021 Grants of Plan-Based Awards Table
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2021. This information supplements the information about these awards set forth in the 2021 Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Mark Zuckerberg	—	—	—
Sheryl K. Sandberg	3/22/2021	75,526(1)	22,169,902(2)
David M. Wehner	3/22/2021	75,526(3)	22,169,902(2)
Christopher K. Cox	3/22/2021	75,526(4)	22,169,902(2)
Marne L. Levine	3/22/2021	47,204(5)	13,856,262(2)
	3/22/2021	37,763(6)	11,084,951(2)
(1)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(2)Amounts reflect the grant date fair value of the RSUs of $293.54 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.
(3)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)The vesting condition will be satisfied as to 1/20th of the total shares underlying the RSUs on February 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
2021 Outstanding Equity Awards At Year-End Table
The following table presents, for each of the named executive officers, information regarding outstanding stock options and RSUs held as of December 31, 2021.

Name	Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Mark Zuckerberg	—	—	—
Sheryl K. Sandberg	3/15/2016	67,459(3)	22,689,835
	3/15/2017	37,705(4)	12,682,077
	3/20/2018	41,088(5)	13,819,949
	3/20/2019	37,172(6)	12,502,802
	3/20/2020	83,978(7)	28,246,000
	3/22/2021	75,526(8)	25,403,170
David M. Wehner	3/20/2018	54,783(9)	18,426,262
	3/20/2019	59,475(10)	20,004,416
	3/20/2020	71,981(11)	24,210,809
	3/22/2021	70,806(12)	23,815,598
Christopher K. Cox	7/20/2020	184,716(13)	62,129,227
	3/22/2021	61,365(14)	20,640,118
Marne L. Levine	3/16/2015	16,510(15)	5,553,139
	3/15/2016	11,245(16)	3,782,256
	3/15/2017	9,427(17)	3,170,771
	3/20/2018	6,848(18)	2,303,325
	3/20/2019	18,586(19)	6,251,401
	3/20/2020	26,993(20)	9,079,096
	3/22/2021	44,254(21)	14,884,833
	3/22/2021	37,763(22)	12,701,585
(1)All of the outstanding equity awards described in the footnotes below were granted under our 2012 Equity Incentive Plan.
(2)Represents the market value of the shares underlying the RSUs as of December 31, 2021, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $336.35 per share on December 31, 2021.
(3)1/16th of the total shares underlying the RSUs vested on August 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)1/16th of the total shares underlying the RSUs vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)1/16th of the total shares underlying the RSUs vested on August 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)1/16th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(7)1/16th of the total shares underlying the RSUs vested on August 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(8)1/16th of the total shares underlying the RSUs vested on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(9)1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(10)1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(11)1/16th of the total shares underlying the original RSU grant vested on February 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(12)1/16th of the total shares underlying the original RSU grant vested on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(13)1/12th of the total shares underlying the original RSU grant vested on November 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, not to exceed 14 quarterly installments, with the final 2/48ths of the total shares vesting on August 15, 2024, subject to continued service to us through each vesting date.
(14)1/16th of the total shares underlying the original RSU grant vested on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(15)1/16th of the total shares underlying the original RSU grant vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(16)1/16th of the total shares underlying the original RSU grant vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(17)1/16th of the total shares underlying the original RSU grant vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date
(18)1/16th of the total shares underlying the original RSU grant vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(19)1/16th of the total shares underlying the original RSU grant vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(20)1/16th of the total shares underlying the original RSU grant vested on May 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(21)1/16th of the total shares underlying the original RSU grant vested on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(22)1/20th of the total shares underlying the original RSU grant will vest on February 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
On March 14, 2022, our compensation, nominating & governance committee approved RSU grants to certain of our named executive officers. These RSUs were granted on March 21, 2022 as follows: Sheryl K. Sandberg—87,524; David M. Wehner—87,524; Christopher K. Cox—87,524; and Marne L. Levine—65,643. These RSUs will vest quarterly based on continued employment over four years with a vesting start date of February 15, 2022 for Ms. Sandberg, May 15, 2022 for Mr. Wehner, February 15, 2022 for Mr. Cox, and May 15, 2022 for Ms. Levine.
2021 Stock Vested
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs during 2021 and the aggregate value realized upon the vesting and settlement of RSUs.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Zuckerberg	—	—
Sheryl K. Sandberg	289,259	93,675,733
David M. Wehner	95,269	30,331,274
Christopher K. Cox	83,429	27,162,550
Marne L. Levine	77,973	24,995,003
(1)The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.
Employment Agreements and Offer Letters
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer’s initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chairman, and CEO, in January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg’s annual base salary as of December 31, 2021 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.
Sheryl K. Sandberg
We entered into an amended and restated employment agreement with Ms. Sandberg, our COO and a member of our board of directors, in January 2012. The employment agreement has no specific term and constitutes at-will employment. Ms. Sandberg’s annual base salary as of December 31, 2021 was $960,000, and she is eligible to receive annual bonus compensation under our Bonus Plan.
David M. Wehner
We entered into an amended and restated offer letter with Mr. Wehner, our CFO, in August 2014. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Wehner’s annual base salary as of December 31, 2021 was $860,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
Christopher K. Cox
We entered into an offer letter with Mr. Cox, our CPO, in June 2020. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Cox’s annual base salary as of December 31, 2021 was $860,000, and he is eligible to receive annual bonus compensation under our Bonus Plan. In addition, the offer letter provided for a cash sign-on bonus in the aggregate amount of $4,000,000, which was paid within 30 days after the one-year anniversary of his employment start date.
Marne L. Levine
We entered into an amended and restated offer letter with Ms. Levine, our CBO, in September 2021 in connection with her promotion. The offer letter agreement has no specific term and constitutes at-will employment. Ms. Levine’s annual base salary as of December 31, 2021 was $732,500, and she is eligible to receive annual bonus compensation under our Bonus Plan.

Potential Payments Upon Termination or Change in Control
None of our named executive officers is entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control. However, consistent with our policy that is generally applicable to all employees, the designated beneficiaries of each of our named executive officers are entitled to the cash-out of outstanding unvested RSUs upon his or her death (up to a maximum payout of $2,000,000 per officer).
Limitations on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to us or our shareholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation, amended and restated bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer, director or employee. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO Pay Ratio
For the year ended December 31, 2021:

•the median of the annual total compensation of all employees of our company (other than our CEO) was $292,785; and
•the annual total compensation of our CEO was $26,823,061.
Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 92:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
As permitted by SEC rules, to identify our median employee for 2021, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2021 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in 2021, and the value of equity awards granted to our employees in 2021. Further, we used October 31, 2021 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on October 31, 2021.
Based on this approach, we selected the individual who represented the median employee for 2021. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2021 Summary Compensation Table. Although we identified a new median employee for 2021, our calculation methodology for 2021 was the same methodology used to calculate our 2020 pay ratio.
During 2021, Mr. Zuckerberg served as our CEO, and per his request received $1 in salary. He does not participate in our Bonus Plan nor did he receive any equity awards. Therefore, his annual total compensation as reported in our 2021 Summary Compensation Table consisted almost entirely of costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, his annual security allowance, and costs related to personal usage of private aircraft. For more information regarding these matters, see the section entitled “Executive Compensation—Compensation Discussion and Analysis—Perquisites and Other Benefits” above.
Report of the Compensation, Nominating & Governance Committee
This report of the compensation, nominating & governance committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Information Statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The compensation, nominating & governance committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation, nominating & governance committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Information Statement.
The Compensation, Nominating & Governance Committee
Peggy Alford (Chair)
Marc L. Andreessen
Andrew W. Houston
Tony Xu

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 1, 2022, for:
•each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,262,943,111 shares of Class A common stock and 366,876,470 shares of Class B common stock outstanding at December 1, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of December 1, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Meta Platforms, Inc., 1601 Willow Road, Menlo Park, California 94025.

	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Mark Zuckerberg(2)	831,706	*	349,745,790	95.3	59.0
Shares subject to voting proxy(3)	—	—	16,297,639	4.4	2.7
Total(2)(3)	831,706	*	366,043,429	99.8	61.7
Sheryl K. Sandberg(4)	1,496,026	*	—	—	*
David M. Wehner(5)	76,356	*	—	—	*
Christopher K. Cox(6)	325,157	*	—	—	*
Marne L. Levine	27,453	*	—	—	*
Peggy Alford(7)	4,947	*	—	—	*
Marc L. Andreessen(8)	45,380	*	—	—	*
Andrew W. Houston	6,478	*	—	—	*
Nancy Killefer	6,196	*	—	—	*
Robert M. Kimmitt	6,129	*	—	—	*
Tracey T. Travis	6,196	*	—	—	*
Tony Xu	972	*	—	—	*
All current executive officers and directors as a group (16 persons)(9)	2,998,518	*	366,043,429	99.8	61.8
Other 5% Shareholders:
Entities affiliated with BlackRock(10)	158,128,797	7.0	—	—	2.7
Entities affiliated with Vanguard(11)	181,965,468	8.0	—	—	3.1
Entities affiliated with FMR LLC(12)	128,193,375	5.7	—	—	2.2
*    Less than 1%.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of (i) 4,392,197 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006 (2006 Trust); (ii) 599,306 shares of Class A common stock and 1,908,602 shares of Class B common stock held of record by Chan Zuckerberg Initiative Foundation (CZIF); (iii) 232,400 shares of Class A common stock held of record by Chan Zuckerberg Initiative Advocacy (CZIA); and (iv) 343,444,991 shares of Class B common stock held of record by CZI Holdings, LLC (CZI). The 2006 Trust is the sole member of CZI. Mr. Zuckerberg is the sole trustee of the 2006 Trust and, therefore, is deemed to have sole voting and investment power over the securities held by CZI. Mr. Zuckerberg has sole voting and investment power over the securities held by CZIF and CZIA, but no pecuniary interest in these securities.
(3)Consists of shares of our Class B common stock beneficially owned by shareholders affiliated with Dustin Moskovitz over which, except under limited circumstances, Mr. Zuckerberg holds an irrevocable proxy, pursuant to a voting agreement between Mr. Zuckerberg, us, and such shareholders, with respect to certain matters. Mr. Zuckerberg also holds an irrevocable proxy, pursuant to such voting agreement, over certain shares of our Class A common stock held by such shareholders. Such shareholders have not furnished us with ownership information with respect to shares of Class A common stock or Class B common stock in connection with the preparation of this Information Statement. We are not affiliated with Mr. Moskovitz or any other person that has access to such ownership information, so no such shares of Class A common stock are included in the table above. We do not believe that the parties to the voting agreement constitute a “group” under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Zuckerberg exercises voting control over these shares.
(4)Consists of (i) 746,026 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg Revocable Trust UTA dated September 3, 2004; and (ii) 750,000 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg 2022 Trust.

(5)Consists of (i) 75,882 shares of Class A common stock held of record by Mr. Wehner; and (ii) 18,249 shares of Class A common stock held of record by Mr. Wehner’s spouse. Mr. Wehner may be deemed to share voting and investment power over the securities held by his spouse. Mr. Wehner disclaims beneficial ownership over the securities held by his spouse.
(6)Consists of (i) 270,111 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox Revocable Trust; and (ii) 55,046 shares of Class A common stock held of record by The Cox-Vadakan Irrevocable Remainder Trust. Mr. Cox and his spouse are the trustees of the Cox-Vadakan Irrevocable Remainder Trust and may be deemed to share voting and investment power over securities held thereby.
(7)Consists of shares of Class A common stock held of record jointly by Ms. Alford and her spouse as trustees of the Alford Family Revocable Trust.
(8)Consists of shares of Class A common stock held of record by the LAMA Community Trust (LAMA). Mr. Andreessen and his spouse are the trustees of LAMA and may be deemed to share voting and investment power over the securities held by LAMA. The address of LAMA is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(9)Consists of (i) 2,998,518 shares of Class A common stock; and (ii) 366,043,429 shares of Class B common stock. In addition to the instances of shared voting and investment power noted above, includes (i) 6,363 shares of Class A common stock held by an executive officer’s spouse; (ii) 43,453 shares of Class A common stock held by a trust for which the executive officer’s spouse serves as the trustee or the executive officer and his or her spouse serve as co-trustees; and (iii) 11,621 shares of Class A common stock held by entities over which the executive officer’s spouse has, or the executive officer and his or her spouse share, voting and investment power over securities held by such entities.
(10)Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 7, 2022, BlackRock, Inc. reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 134,969,820 shares. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, New York 10055.
(11)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group reported that it has sole dispositive power with respect to 172,134,517 shares, shared dispositive power with respect to 9,830,951 shares, and shared voting power with respect to 4,017,828 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(12)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on February 9, 2022, FMR LLC reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 23,822,294 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.

DISTRIBUTION AND COSTS
We will pay the cost of preparing and distributing this Information Statement. The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for this Information Statement with respect to two or more shareholders sharing the same address by delivering a single Information Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings for companies.
We and a number of brokers with account holders who are our shareholders will be householding this Information Statement. We will deliver a single Information Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement, or if you are receiving multiple Information Statements and would like to participate in householding, please notify your broker, bank or other nominee if you are a beneficial shareholder or notify us if you are a registered shareholder. Registered shareholders can notify us by sending a written request to Meta Platforms, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Information Statements requested.
AVAILABLE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.fb.com when such reports are available on the SEC’s website. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The content of the websites referred to in this Information Statement and any related notice are not incorporated herein or therein. Our references to the URLs for any websites presented are intended to be inactive textual references only.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
This Information Statement contains forward-looking statements. All statements contained in this Information Statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Information Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Katherine R. Kelly
Vice President, Deputy General Counsel and Secretary

December [●], 2022

Appendix A-1

META PLATFORMS, INC. 2012 EQUITY INCENTIVE PLAN

META PLATFORMS, INC.
2012 EQUITY INCENTIVE PLAN
(as amended and restated on June 20, 2016 and amended on February 13, 2018)
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.
2.SHARES SUBJECT TO THE PLAN.
2.1Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 25,000,000 Shares, plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2005 Stock Plan (the “Prior Plan”) on the Effective Date, (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price, and (v) shares that are subject to stock options or other awards under the Prior Plan that are used or withheld to pay the exercise price of an option or to satisfy the tax withholding obligations related to any award. Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan.
2.2Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards of Common Stock under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.
2.3Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of the ten (10) calendar years during the term of the Plan following April 22, 2016, by the lesser of (i) two and one half percent (2.5%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.
2.5Limitations. No more than 120,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.6Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants and Non-Employee Directors; provided such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 2,500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent, Subsidiary or Affiliate (including new Employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate) are eligible to receive up to a maximum of 5,000,000 Shares in the calendar year in which they commence their employment.

4.ADMINISTRATION.
4.1Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)select persons to receive Awards;
(d)determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)determine the number of Shares or other consideration subject to Awards;
(f)determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)determine the date of termination of a Participant’s employment or services;
(h)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;
(i)grant waivers of Plan or Award conditions;
(j)determine the vesting, exercisability and payment of Awards;
(k)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(l)determine whether an Award has been earned;
(m)determine the terms and conditions of any, and to institute any Exchange Program;
(n)reduce or waive any criteria with respect to Performance Factors;
(o)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;
(p)adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;
(q)make all other determinations necessary or advisable for the administration of this Plan; and
(r)delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation.
4.2Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, other extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
4.4Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries or Affiliates operate or have employees or other individuals eligible for Awards or to facilitate the offering and administration of the Plan in such other countries, the Committee, in its sole discretion, shall have the power and authority to:
(i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to or held by individuals outside the United States to comply with applicable foreign laws or facilitate the offering and administration of the Plan in view of such foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply or facilitate compliance with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5.OPTIONS. The Committee may grant Options to eligible Employees, Consultants, and Non- Employee Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:
5.1Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent, Subsidiary or Affiliate (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
(a)If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than ninety
(90) days after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b)If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
(d)If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.
5.7Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent, Subsidiary or Affiliate) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.RESTRICTED STOCK AWARDS.
6.1Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Non-Employee Director a number of Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.4Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or any Parent, Subsidiary or Affiliate or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall:
(a)determine the nature, length and starting date of any Performance Period for the Restricted Stock Award;
(b)select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.5Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.STOCK BONUS AWARDS.

7.1.Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Non-Employee Director of Shares for services to be rendered or for past services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2.Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall:
(a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8.STOCK APPRECIATION RIGHTS.
8.1Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Non-Employee Director that may be settled in cash or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.5Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.RESTRICTED STOCK UNITS.
9.1Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Non-Employee Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.3Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10.PERFORMANCE AWARDS.
10.1Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Non-Employee Director a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.2Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.
10.3Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.
10.4Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11.PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)by cancellation of indebtedness of the Company to the Participant;

(b)by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;
(d)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)by any combination of the foregoing; or

(f)by any other method of payment as is permitted by applicable law.

12.GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1.Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
12.2.Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3.Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.4.Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.
13.WITHHOLDING TAXES.
13.1Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld as required by applicable tax rules or as of a date determined by the Committee in its discretion, where permitted by applicable law.
13.2Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value up to the maximum statutory amount required to be withheld unless a lesser amount of withholding is required to avoid adverse accounting treatment, or (iii) delivering to the Company already-owned Shares having a Fair Market Value up to the maximum amount required to be withheld unless a lesser amount of withholding is required to avoid adverse accounting treatment.
14.TRANSFERABILITY.
14.1Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

14.2Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent, Subsidiary or Affiliate, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.2Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (i) reprice Options or SARS (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARS, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction unless otherwise determined by the Board and then such Awards will terminate. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
21.3Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from April 22, 2016. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company.
27.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Affiliate” means any entity other than a Parent or Subsidiary that, directly or indirectly, is controlled by, controls or is under common control with, the Company or in which the Company has a significant equity interest, in either case as determined by the Board; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Section 409A, unless the Committee determines otherwise.
“Award” means any award granted pursuant to the provisions of the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
“Board” means the Board of Directors of the Company.
“Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Common Stock” means the Class A Common Stock of the Company.
“Company” means Meta Platforms, Inc., or any successor corporation.

“Consultant” means any individual, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity other than as an Employee or Non- Employee Director.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Director” means a member of the Board.
“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
“Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
“Employee” means any individual, including officers and directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the composite tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date;
(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(c)in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)by the Board or the Committee in good faith.

“Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary or Affiliate, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)	Profit Before Tax;
(b)	Billings;
(c)	Revenue;
(d)	Net revenue;
(e)	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
(f)	Operating income;
(g)	Operating margin;
(h)	Operating profit;
(i)	Controllable operating profit, or net operating profit;
(j)	Net Profit;
(k)	Gross margin;
(l)	Operating expenses or operating expenses as a percentage of revenue;
(m)	Net income;
(n)	Earnings per share;
(o)	Total stockholder return;
(p)	Market share;
(q)	Return on assets or net assets;
(r)	The Company’s stock price;
(s)	Growth in stockholder value relative to a pre-determined index;
(t)	Return on equity;
(u)	Return on invested capital;
(v)	Cash Flow (including free cash flow or operating cash flows)
(w)	Cash conversion cycle;
(x)	Economic value added;
(y)	Individual confidential business objectives;
(z)	Contract awards or backlog;
(aa)	Overhead or other expense reduction;
(bb)	Credit rating;
(cc)	Strategic plan development and implementation;
(dd)	Succession plan development and implementation;
(ee)	Improvement in workforce diversity;
(ff)	Customer indicators;
(gg)	New product invention or innovation;
(hh)	Attainment of research and development milestones;
(ii)	Improvements in productivity;
(jj)	Bookings;
(kk)	Attainment of objective operating goals and employee metrics; and
(ll)	Any other metric that is capable of measurement as determined by the Committee.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
“Performance Period” means the period of service determined by the Committee, during which years of service or performance is to be measured for the Award.
“Performance Share” means a performance share bonus granted as a Performance Award.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
“Plan” means this Meta Platforms, Inc. 2012 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan. “SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and the common stock of any successor entity.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Appendix A-2
PLAN AMENDMENT

THIRD AMENDMENT TO THE
META PLATFORMS, INC.
2012 EQUITY INCENTIVE PLAN
This Third Amendment (the “Amendment”) to the Meta Platforms, Inc. 2012 Equity Incentive Plan (as amended and restated on June 20, 2016 and amended on February 13, 2018) (as further amended from time to time, the “Plan”) is approved and adopted to be effective as of March 1, 2023 (the “Amendment Effective Date”).
RECITALS
A. Section 24 of the Plan provides that the Board may amend the Plan, subject to stockholder approval under circumstances where stockholder approval is required, including for the increase in number of Shares (as defined in the Plan) available under the Plan.
B. This Amendment is subject to the approval of stockholders of Meta Platforms, Inc., a Delaware corporation (the “Company”).
C. The Company now desires to amend the Plan in accordance with the terms and conditions of this Amendment.
AMENDMENT
NOW THEREFORE, effective as of the Amendment Effective Date, Section 2.1 of the Plan is hereby amended and restated by deleting Section 2.1 in its entirety and replacing it with the following:
“2.1  Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of March 1, 2023, is 425,000,000 Shares plus (i) any Shares subject to grants previously made under the Plan that are outstanding as of March 1, 2023 and (ii) any Shares reserved and available for grant and issuance pursuant to this Plan as of March 1, 2023, prior to giving effect to this Amendment. Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan.”